Exhibit 32.1

CERTIFICATION OF OFFICERS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), do hereby certify, to such officers’ knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2017	By:	/s/ Joseph N. Forkey
Joseph N. Forkey
Chief Executive Officer
(Principal Executive Officer)

Date: November 14, 2017	By:	/s/ Donald A. Major
Donald A. Major
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Precision Optics Corporation, Inc. and will be retained by Precision Optics Corporation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.